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                                                                    Exhibit 23.2

CONSENT OF DELOITTE & TOUCHE LLP


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We consent to the incorporation by reference in this Registration Statement of j2 Global Communications, Inc. on Form S-3 of our reports dated January 24, 2000 (April 5, 2000 as to Note 16) and April 5, 2000 (relating to the financial statement schedule) on the financial statements of eFax.com for the year ended December 31, 1999 appearing in the current report on Form 8-K of JFAX.COM, Inc. filed September 13, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

                                        By: /s/ DELOITTE & TOUCHE LLP
                                           -------------------------
                                           DELOITTE & TOUCHE LLP

San Jose, California
December 29, 2000

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